IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

IRONCLAD PERFORMANCE WEAR CORPORATION

Moderator: Ed Jaeger
March 31, 2008
3:15 pm CT

Operator:
Good afternoon, ladies and gentlemen. My name is (Tina) and I will be your conference operator today. At this time I would like to welcome everyone to the Ironclad Performance Wear Year-End 2007 Earnings conference call. All lines have been placed on mute to prevent any background noise.

After the speakers’ remarks there will be a question and answer session. If you would like to ask a question during this time simply press star then the number 1 on your telephone keypad. If you would like to withdraw your question press the pound key. Thank you.

I would now like to turn the conference over to Mr. Jaeger, President and CEO. Sir, you may begin.

Ed Jaeger:
Thank you, (Tina). Good afternoon, everyone. My name is Ed Jaeger. I’m the CEO and President of Ironclad Performance Wear and I wanted to welcome you all to today’s call, the 2007 year ending conference call.

Our agenda today will include a review of the results of 2007 and my vision and strategy for the company going forward. Then Tom Kreig, our VP of Finance and Interim CFO, will talk about the year-end numbers. And then lastly, Kent Pachl, our Executive Vice President of Sales and Marketing, will talk about his efforts in this area for 2007. Finally we’ll leave time for a question and answer period and go from there.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

So let me just start by saying that 2007 was up as a percentage from 2006 to the tune of about 36%, a tremendous amount of growth for Ironclad. We saw a great deal of growth in our international markets and we are very exacted about whether that will continue for 2008 and beyond.

As of yet, Ironclad’s had an excellent track record in executing and reaching our goals in 2007. The last three years of the company have targeted growth at the pace of 25% to 35% and we have met or exceeded those goals.

One of our largest accomplishments in 2004 was to turn the company into a scalable source for growth and one of the steps was to outsource our warehousing. And in doing so we’ve allowed our focus to be on sales and marketing, new product development, building the brand and of course collecting the money. This will serve us very well in 2008 as we’ll see a full year of it in savings as well.

Daily I receive postcards from the outside consumers which seems to be growing at a very rapid pace and I may read as many as 100 or 200 postcards a day from very positive end users that want us to continue our R&D efforts and focus on more new products for them as they are very satisfied with what this company has to offer.

Ironclad has got the first mover advantage in the marketplace in both gloves and apparel. We’ve got a proven business model, we have the technical experience and a strong senior management team. Our apparel, and our executives continues to expand the apparel line and we see strong growth in this area for this country and also internationally.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

We made a long-term investment in brand identity and there’s a $4-plus billion marketplace in the United States alone. We have continued growth efforts for R&D, we continued our growth efforts into R&D for 2007 and have showed some positive returns for that investment and a lot of that product, new product, will come out in 2008; something that’s very exciting for Ironclad.

Our market space is to serve the industrial athlete and we believe that in the United States and globally that number reach is well over 100 million customers so it’s a very large market space to work in.

We are going to continue to educate our investors and the media through a proactive financial public relations campaign and program, something new that we’ve started this year.

And now I’d like to hand the call over to Tom Kreig, again our interim CFO and the VP of Finance.

Tom Kreig:
Thank you, Ed. As Ed highlighted earlier, our net sales increased strongly by 35-1/2% in the fourth quarter of 2007 to $5.2 million compared to net sales of $3.9 million in the prior year. This reflects growth in our key market segments. For the full year 2007 our net sales increased $3-1/2 million to a total of $13 million from $9.6 million in 2006.

Gross margins slipped slightly in the fourth quarter to 36% from 39% in the fourth quarter last year however full year gross margins increased to 38.3% in ’07 from 37.7% in the prior year.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Our fourth quarter gross margins reflect the increased costs associated with promotional orders typical for this time of year as well as increased factory direct sales to international customers where gross margins are lower.

In 2007 we have moved away from U.S. production for our apparel lines and are utilizing our overseas manufacturers. We are experiencing an increase in apparel margins as we sell through our domestic production. Gross margins in Q4, 2007, for apparel were 32% compared to 19% in the prior year and we expect this trend to continue.

Operating expenses as a percentage of sales declined to 44% in the fourth quarter from 59% in the prior year as we benefited from operating efficiencies due to higher sales volumes. For the year 2007 operating expenses declined to 67.7% from 69.3% in 2006.

One area where we have improved efficiencies has been the use of outsourced facilities for our warehousing and fulfillment operations. We completed that transition in August.

By the end of the year we also completed the integration of our third party electronic data interchange systems which is allowing us to manage our purchase order and invoicing processes with our larger retail customers more efficiently.

This seamless transition with our operating system eliminates duplicated data entry efforts and has significantly reduced the need for additional employees to handle that extra work.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

The fourth quarter net loss was $480,000 compared to a $220,000 income in the prior year. Non-cash employee stock option expense was approximately $154,000 in the fourth quarter compared to $185,000 in the prior year period.

The year-to-date net loss for 2007 was $3.9 million compared to a net loss of $4.4 million in 2006. Non-cash employee stock option expense for the full year was $649,000 compared to $617,000 in the prior year.

The non-cash warrant gain or loss on financing activities was an $18,000 gain in 2007 and a $1.1 million loss in 2006. In addition there was also a $256,000 non-cash warrant interest expense in 2006.

There were also some non-recurring expenses in 2007 relating to some legal issues, public company professional fees, marketing and computer programming expenses.

Basic and diluted net loss for the fourth quarter of ’07 was 1 cent on a net weighted average common shares outstanding of 35.4 million shares compared to a gain of 1 cent on weighted average common shares outstanding of 30 million in 2006. For the year the loss was 12 cents in 2007 on weighted average common shares of 31.6 million compared to a loss of 17 cents in 2006 on weighted average common shares of 25 million.

Turning to the balance sheet our cash at December 31, ’07, was $586,000 compared to $2 million in ’06. Inventory and deposits on inventory were $3.1 million in ’07 compared to $3 million in the prior year. Net working capital at December 31, ’07, was $2.5 million compared to $3.8 million in the prior period.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

The company had $2.3 million outstanding on its line of credit at December ’07 compared to $1.6 million at December ’06. And early in the fourth quarter of ’07 the terms of the remaining warrant liability, which was $47,000, were fully satisfied and the company converted this liability to equity.

In closing, as announced in our press release of February 27, we expect to achieve full year net sales between $15.7 million and $17.6 million in 2008.

I will now turn the discussion over to Kent for an update on sales and marketing.

Kent Pachl:	Thanks, Tom. Hi, folks. I wanted to quickly give a little more detail on the numbers that both Tom and Ed gave on the 36% growth in revenue last year.

One of the first goals that we attempted to achieve was to continue to diversify our business so it wasn’t so focused on just specialty-only U.S. and I think we did a nice job and it helped us continue our growth trend.

Our industrial channel grew by over 60% led by Grainger, our biggest customer in that channel, and we continue to see growth there.

Our international segment of business, the volume was up 150%. It now is approaching 10% of our total revenues and we continue to see that accelerate.

Apparel sales grew 125% to over $1 million in sales so we more than doubled that business versus prior and that’s really our goal is to continue on that trajectory.

The last channel we focused on was the do-it-yourself channel and it continues to gain strength. Menards, which is our largest customer, added two new gloves in the fourth quarter. It also took on the apparel line; our first major customer to do that and it had good success in the fourth quarter.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Lowe’s success, we executed on our winter glove promotion and we continue to see growth there and want to be in Lowe’s every day versus just winter.

So in 2008 to build on that success we’re focusing energy and resources on the industrial, the international and the apparel channels. In the industrial space Ed touched on some of the R&D we’ve worked through last year. We have a new cut line of gloves, a new reflective line of gloves and protection gloves from impact and crush. They’re going to be launching April of this year so that’s some of the fruits of the R&D group last year and those are all dedicated and directed to the industrial segment.

The international country expansion, last year the bulk of our business continued to come from Australia, New Zealand, we’re just starting to get some business in the UK. You know, we continue to focus on getting more countries up in Europe and expanding in Japan.

The outerwear that we launched in the fall of ’97 to our sales team to be sold through now and delivered in fall of ’07 has got good success and a good track record. And that’s really what is going to be the driver of our apparel growth in the back half of this year is our new expanded outerwear line to go with our core base layer and T-shirts that we had for most of last year. So we’re excited about that and that’s what’s going to drive our volume in ’08.

From a marketing standpoint we want to be very focused and most of our product and marketing is around product placement on TV and having various spokesmen, Paige Hennis being probably our most visible spokesman on Extreme Home Makeover.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

We also launched a Paige Hennis glove last fall that was picked up by Menards and had great success. So we see our women’s business that today is very small, expanding with the Paige Hennis line as we add new items to that.

We also have product on lots of TV - Overhaulin’ and other do-it-yourself programs so you see that all the time. We continue to seed the market with end users; hopefully they’re influential folks.

Most of the postcards that Ed touched on earlier, they say how did you hear about the glove; from somebody on the job site so that’s still our biggest success is the other people using it, getting excited about it and telling their friends.

We’re continuing to upgrade Web and our online sales doubled last year so we’re seeing some traction there and we’re going to do a better job and continue to make it stickier in 2008.

We also launched our Toyota Truck giveaway promotion last fall and in the fourth quarter received more than 50,000 entries. That’s a whole new database that we can hopefully continue to attract and convert into loyal Ironclad users.

So that’s the marketing front. I’m going to turn it back over to Ed so he can wrap it up.

Ed Jaeger:	Thanks, Kent. So we have finished this portion of the earnings call and now I’d like to introduce you to David Silver from Silver Public Relations.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

David Silver:	Good afternoon, everyone. Thank you again, Ed, Tom and Kent, for giving an overview on the company and I want to open up the floor to any questions that you may have for all three of them. Go ahead.

Operator:	Ladies and gentlemen, if you would like to ask a question you may do so by pressing star then the number 1 on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

And your first question will come from the line of David Meyer with Brean Murray.

David Meyer:	Hey, guys, how are you doing?

Ed Jaeger:	Good, David, how are you doing?

David Meyer:	Good, good quarter. A quick question. Are you going to be providing a press release subsequent to the call?

All:	Yes.

David Meyer:
Oh, okay. I just wanted to make sure. Could you talk a little bit about how the residential construction channel is sort of looking so far? I mean you’re partly through the first quarter obviously so I was wondering, you know, if you could give us an idea of how that business was looking at this exact moment.

Kent Pachl:
Okay, David, I’ll take. It’s Kent here. Our co-op business, which is the Ace Hardware, True Value, Do It Best, is roughly flat versus last year and that’s attributed to adding a few more items. Ace picked up Tough Chicks and Cowboy, True Value added two gloves, so we’ve added some items in there which has helped us stay flat in there because the core business is probably down a little bit for each individual hardware store.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Our two-step distributor, which supplies the independent hardware stores across the country, that business is a little soft. We see it just a little bit below flat and we’re projecting it that way for the year.

And we’re not necessarily seeing a pick up at that segment of our business in 2009. We’re going to make sure we stay flat to up, you know, 0% to 10% in that business this year. What we’ve done is diversify our business wherein ’05, ’06, that was the major portion of our business; in ’07 and ’08 it’s down to maybe a third of our business where the international, the industrial and the apparel segment is picking up most of our growth.

So we’re still, it’s a very important business, we still count on it a lot but we’re not expecting the growth out of that segment this year.

David Meyer:	I see. Yeah, and you guys have done a nice job of that diversification so congratulations on that.

Could you talk a little bit about your apparel plan for 2008? I think you had your, sort of your big sort of apparel meeting recently or, you know, maybe not too recently but I know you’re planning on targeting some national chains this coming year and I remember last call I think you mentioned Dick’s Sporting Goods and perhaps a few others.

Could you talk a little bit about, you know, what sort of change you might have gotten into for this next year?

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Kent Pachl:
Sure. In November last year we had all our team in town and we launched our fall ‘08 line, which as I mentioned in the call, included outerwear which is really the cornerstone of the fall line and we hadn’t had that before.

So the group left pretty excited. The folks we had it in, in 2007, Menards and Blain’s would be the two biggest customers, both had good success with it. They’re continuing on, they’re shifting to the spring product now and we’re receiving orders for fall from those folks among a few others.

So we’re very confident we’re going to be able to achieve the goal we’ve set for it, for apparel, although we don’t break out our top line sales between the two segments.

David Meyer:
Okay. Do you expect that in addition to growing with the Menards and Blain’s, I guess it sounds like you sort of believe that you’ll be able to get distribution in some other retail areas as well, some other stores.

Kent Pachl:	Yeah, we’ve got firm commitments from two other large customers that we’ll probably put in the press release once we have firm PO’s from them.

David Meyer:
Great, that’s terrific. And also, you know, could you talk a little bit about, you know, the expansion of the apparel product line? I think you were going to be going towards sort of a better/best strategy? And if you could also talk about any other product initiatives you have in store for us for 2008?

Ed Jaeger:	Well, I’ll let Kent take the first part of that when it comes to the apparel. Then I’ll talk about some other initiatives that we’re going to release in 2008.

David Meyer:	Great.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Kent Pachl:
Yeah, David, on the apparel we launched at the premium end and we’re going to stay premium but we’ve also in pants for example offered a second product with not quite as many features, $10 less which is more in line with what a Dickey’s would be out there and a little bit actually under potentially a Carhartt which would be two of our main competitors in that space. So we have a premium product that’s got all the features and benefits and then a simpled up version with the same fabrication.

In the jacket space we launched a premium product with the best materials, waterproof, at the premium price but we also launched a little bit more traditional version at the market price point that’s out there today. So if you look at that, on the jacket and the pants we’ve added that.

And then the last one, base layer, we had the premium segment of winter base layer. This year we’ve launched a more traditional version that’s once again at a $10 discount to last. So of the three big winter-driven products we have now a better/best scenario which we hadn’t had in the past.

Ed Jaeger:
In the line of new products, in September of this year we’re going to release a very innovative line of tool belts and tool bags and this is an exciting new category for us and it’s taken a great deal of study and R&D for us to get to the point where we’ve got a bold new product for the market space.

David Meyer:	Well, that’s terrific, guys. Good quarter and best of luck.

Ed Jaeger:	Okay. Thank you, David.

Kent Pachl:	Thank you.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Operator:	Once again, ladies and gentlemen, if you would like to ask a question please press star then the number 1.

Next we will hear from the line of Sam Lee with RAS Research.

Sam Lee:
Hi, guys. Ed, you mentioned in your opening remarks about some money that you guys spent on a market study to look into your brand identity in the market space. Can you talk about the results of that study?

Ed Jaeger:	Well, for clarification it’s in reference to the brand, you’re saying?

Sam Lee:	That’s correct, right.

Ed Jaeger:
We have spent some R&D money in pushing the brand out a little further than what we had done so far. We’ve noticed that most people know about our company from a friend or ran associate either on the job site or at work and in an attempt to push that further we want to reach out to that end user direct.

Can’t give you any results at the moment but we have done some associated deals with companies like Pepperdine on their MBA side and handful of other ones. But there is an effort on our end to reach out to the end user direct; something we’ve never done in the past before and to push them to the stores to get their Ironclad product.

Again something we’ve just never done in the past. Everything has been by word of mouth.

Sam Lee:	So the actually brand is Ironclad. That is the actual brand name?

Ed Jaeger:	Correct. That’s been our brand for 10 years.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Sam Lee:	Got it. Okay, very good. All right, thanks.

Ed Jaeger:	Thank you.

Operator:	And we also have a question from the line of Patrick Lin with Primarius Capital.

Patrick Lin:	Hi, guys. Congrats again on the growth end of this part. It was pretty tough for a lot of the people in the retail industry.

Can you give us a little bit more color on why you think you’re so confident on the apparel area? I know it’s been something that you’ve been working on but, you know, what kind of evidence do you have in terms of either the product acceptance or maybe expanded distribution that you can highlight?

Kent Pachl:
Hey, Patrick, it’s Kent. I’ll touch on that. One, we’re extremely confident that the concept’s right. If you look at the sports space or the outdoor space they went from natural fabrics, cottons and flannels and denims, and today it’s almost 100% synthetic and performance fabrics.

If you look at our space it continues to be driven by all technology - denim, flannel, cotton - and we’re confident that will be successful. And we believe that our brand means that because that’s what we did in gloves, going from leather to a finished synthetic product so we’re just kind of repeating the model that’s worked in gloves. That’s kind of the macro concept.

From a customer-specific, we started to talk to the folks that have carried us and they’ve had as good or better than expected results. We’re ahead of the opportunity and so they’re excited. The sports world is helping educate, you know, kind of the consumer end user that performance fabrics, whether it’s wicking or antimicrobial, waterproof, are working on their spaces and so it makes sense that a worker would use it as well.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

So we’re hoping to ride the crest of that success but if you look at what Menards has done and what Blain did last year, which are our two biggest customers that we had product in for the fourth quarter, they all did better than expected. They’ll turn the merchandise, they are now converting out of the winter product into the spring products with more of a (breathable) story now that it works and layering story and that’s working.

Our job is now to get enough people to tell enough people to get it into enough places. It means just walking and talking at this point and the stores will grow into this technology. It’s new for them, it’s allowing them to offer something new to their worker, their consumer, that they haven’t had a chance in the past and so we just need to get the word out and that’s what our sales team is doing right now.

Patrick Lin:	Great. And can you talk about some of the doors that you are trying to target still in terms of, you know, getting your products out there?

Kent Pachl:
Well, certainly some of our biggest core customers we want to add it to their line and we’ve had some good I guess indications of interest. We don’t have a hard PO so I don’t want to mention those names and then there’s a lot of regional players in this business and we do have success with a company called Murdoch, a 15-store chain out of the Rockies area. We’ve got a commitment from the biggest work-wear chain in the Northeast.

So we’re starting to see that traction happen and we’re continuing to, you know, to ask and hope to test even in the national folks this year or take it to all stores. As soon as we get firm POs we will then probably put it in a press release but, you know, don’t really want to say something and not have it come true even if they’ve committed.

IRONCLAD PERFORMANCE WEAR CORPORATION
Moderator: Ed Jaeger
3-31-08/3:15 pm CT
Confirmation # 41345745

Patrick Lin:	Great, thank you.

Operator:	And we have no further question at this time. You may continue with your presentation or any closing remarks.

Ed Jaeger:
If there’s no other questions then we’ll go ahead and end the call now. And I wanted to say thank you very much, everybody, for dialing in and listening to the call today and we will continue to march forward and grow this brand as much as it wants to grow.

Operator:	Ladies and gentlemen, this does conclude today’s teleconference. You may all disconnect.

END